Exhibit 99.1

Duos Technologies Sells Its GPU-as-a-Service Entity to Axe Compute, Accelerating Its Shift to a Pure-Play AI Colocation Platform

Sale removes approximately $98.1 million of prospective equipment financing and frees capital for new AI colocation sites

Columbus customer continues without interruption under a new five-year agreement

JACKSONVILLE, FL / Globe Newswire / October 5, 2026 – Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT), a provider of adaptive, modular architecture data center colocation and infrastructure solutions, today announced that it has completed the sale of its GPU-as-a-Service entity, Duos Edge AI – GPUaaS, LLC (the “GPUaaS Entity”), to Axe Compute, Inc. (“Axe Compute”) (Nasdaq: AGPU), a neocloud AI infrastructure company delivering dedicated, bare-metal GPU compute and large-scale AI cluster build-outs at global scale, pursuant to which Axe Compute will acquire all of the outstanding equity interests of the GPUaaS Entity, the special purpose subsidiary formed to hold the Company's GPU compute cluster and the related equipment supply and financing positions.

Duos built the Columbus campus to demonstrate that its modular architecture could deploy quickly and support frontier AI workloads at scale. The rapid development, energization, and operation of the facility proved the Company's deployment model and showed that operating AI infrastructure assets built this way can attract institutional capital. The sale of the GPUaaS Entity monetizes that success, allowing Duos to recycle capital into additional edge data center deployments while maintaining service to its customer. The transaction sharpens Duos into a pure-play landlord for AI compute, owning and operating the site, the power, and the colocation infrastructure while its customers bring and operate the hardware, and it frees the Company's capital for long-lived AI colocation sites in high-demand U.S. markets.

“Columbus proves that our rapid deployment, modular architecture model can serve the most demanding AI workloads anywhere,” said Duos CEO Doug Recker. “That proof brought us an anchor, hyperscale customer and additional investment from a trusted partner in Axe Compute. Just as importantly, it demonstrated that assets developed through our model can attract institutional capital once they are operating and performing, creating opportunities to reinvest capital into the next generation of deployments. The job now is to advance the platform. We continue serving our existing Columbus customer under a revised five-year agreement with improved terms. Our capital belongs in colocation capacity, new sites, new campuses, new customers.”

This year's commercial momentum reflects that model, including a 10 MW hyperscaler colocation agreement with a total contract value over $111 million signed in July 2026, and, separately, a five-year hosting service order with Axe Compute across an aggregate 55 MW of U.S. sites with a total contract value over $500 million signed in August 2026. Duos is now directing its capital exclusively to developing and operating 10 to 30 MW modular colocation sites across the United States.

Duos is now singularly focused on being the colocation landlord. Duos provides the site, the power, and the colocation services, and is paid for delivering them. The tenant brings and operates the compute equipment. Compute equipment ownership, GPU utilization, and technology refresh sit with the counterparty whose core business that is, while Duos retains what a landlord retains: the asset, the power capacity, the customer relationship, and contracted revenue tied to capacity rather than to hardware cycles.

Duos will continue to serve the customer that was previously contracted for these GPUs at the Columbus, Georgia facility without interruption. Additionally, Duos and the customer have also entered into a revised five-year agreement that is expected to increase the revenue Duos recognizes from the customer over the life of the contract.

Following the closing of the Agreement, Duos will lease the underlying GPU compute capacity from Axe Compute under a capacity supply arrangement rather than owning and financing the equipment itself. Duos will continue to own and operate the colocation facility at Columbus, Georgia and continue to provide scalable power, cooling, security, and managed infrastructure services on which the site runs.

"Selling the GPU fleet sharpens Duos into a pure-play edge data center operator,” said Chris DeAlmeida, Duos CFO. “We keep the customer and the economics, we shed roughly $98.1 million of prospective equipment debt , and we free the balance sheet to fund sites instead of servers. Our outlook for 2026 is unchanged: full year revenue above $50 million and positive adjusted EBITDA."

Transaction Highlights

Sale of the GPUaaS Entity: Axe Compute acquires 100% of the equity interests of the Special Purpose Vehicle GPUaaS Entity, including the GPU clusters and all associated equipment supply obligations.

Continuity of service to the end customer: Duos will continue to deliver service to the existing end customer at Columbus under a revised five-year agreement. Rather than taking on the risk of owning the GPU compute capacity, Duos will now lease the capacity from Axe Compute.

Termination of future equipment debt: In connection with the closing, the approximately $98.1 million GPU equipment financing facility, together with the associated covenants and debt service, was satisfied by Axe Compute and removed any debt obligations for Duos.

Capital redeployment: Capital that would have funded GPU equipment and its associated debt service is available for new modular architecture sites and campus development, where it is deployed once into a long-lived asset serving multiple contract cycles. This repositioning allows Duos to more meaningfully deploy available capital to further advance its focus on colocation and providing the infrastructure customers increasingly demand.

Balance sheet capacity: Eliminating the prospective equipment facility preserves the Company's debt capacity and covenant headroom for additional site development financing to meet the accelerating demand, rather than equipment financing.

Sale consideration and capital recycling: Duos will receive $42.9 million in consideration for the GPUaaS Special Purpose Vehicle Entity through evenly scheduled monthly payments over the next 60 months.

The transaction closed on September 30, 2026.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), headquartered in Jacksonville, Florida, provides and manages modular architecture colocation data centers and infrastructure solutions. Through its Duos Edge AI brand, the Company delivers high-performance computing infrastructure built on its proprietary, scalable Duos Modular Architecture, designed to support the high-power environments required for AI and enterprise computing. Separately, Duos Technology Solutions provides manufacturer-agnostic sourcing and fulfillment services that enable efficient deployment of data centers and IT environments. Together, these platforms position the Company to address growing demand for distributed digital infrastructure in underserved Tier 3 and Tier 4 markets. For more information, visit www.duostech.com and www.duosedge.ai.

About Axe Compute, Inc.

Axe Compute Inc. (NASDAQ: AGPU) is a neocloud AI infrastructure platform built on a fundamental premise: AI innovation should not be constrained by hardware choice or availability. The company provides enterprises and AI innovators with flexibility across hardware, geography, and deployment models. Axe Compute provides the design, deployment, ownership, and operation of large-scale, dedicated AI infrastructure worldwide, supported by enterprise-grade SLAs and operational expertise. Axe Compute is headquartered in Pittsburgh, Pennsylvania. For more information, visit axecompute.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts

Investor Relations

Tom Colton & Greg Bradbury

Gateway Group, Inc.

+1 949-574-3860 | DUOT@duostech.com

Media Contact

Duos Technologies Group

iMiller Public Relations

+1.914.315.6424

duot@imillerpr.com